UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2025

RANGE IMPACT, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Park Avenue, Suite 400
Cleveland, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 304-6556

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	RNGE	OTC Markets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Sale of Shares of Collins Building & Contracting, Inc.

On December 31, 2025, Range Reclaim, LLC (“Range Reclaim”), a wholly-owned direct subsidiary of Range Impact, Inc. (the “Company”), and Range Environmental Resources, Inc., a wholly-owned indirect subsidiary of the Company, entered into a Stock Purchase Agreement (the “Collins Sale Agreement”) with Collins Reclamation, LLC (“Collins Reclamation”), an unaffiliated entity, pursuant to which Range Reclaim agreed to sell all of the outstanding shares of common stock of Collins Building & Contracting, Inc., a wholly-owned indirect subsidiary of the Company (“Collins Building”), to Collins Reclamation in exchange for, among other things, the assumption of the liabilities and obligations associated with various on-going agreements entered into by Collins Building. The Collins Sale Agreement contains terms, conditions, covenants, indemnification provisions, and representations and warranties from each of the respective parties that are customary and typical for a transaction of this nature.

The Company had originally acquired the business of Collins Building in August 2023 in connection with the Company’s plan to expand its reclamation services in the abandoned mine land and bond forfeitures projects in West Virginia (the “AML Business”). The Company ultimately determined that it was in the Company’s best interests to exit the AML Business in order to focus its capital and human resources on the reclamation and repurposing of Company-owned mine sites, and in August 2024, the Company entered into an asset purchase agreement pursuant to which it sold the bulk of the AML Business assets. The transaction reflected by the Collins Sale Agreement represents the final step in exiting the AML Business.

The foregoing description of the Collins Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Collins Sale Agreement and its exhibits and schedules attached hereto as Exhibit 10.1.

Kentucky Mine Land Purchase

On December 31, 2025, Range Bluegrass Land, LLC, a newly-formed wholly-owned indirect subsidiary of the Company (“Range Bluegrass”), entered into a Purchase and Sale Agreement (the “Bluegrass PSA”) with Continental Land Co., LLC (“Continental Land”) for the purchase of the real and personal property commonly associated with the previous Premier Elkorn and Cambrian Coal mining operations in Eastern Kentucky (the “Premier-Cambrian Property”). Range Bluegrass was not required to pay any cash for the Premier-Cambrian Property to Continental Land, the sole consideration being Range Bluegrass’ agreement to assume responsibility for the oversight, management and release of the forty-three (43) mining permits owned by Reckoning Reclamation, LLC (“Reckoning”) associated with the Premier-Cambrian Property and the mines located thereon, including responsibility for paying the reclamation costs associated with each individual permit. In connection with its assumption of the reclamation costs, on December 31, 2025, Range Bluegrass also entered into a Joinder to General Indemnity Agreement (“GIA Joinder”) by and among Range Bluegrass, Reckoning Reclamation, and Continental Heritage Insurance Company (“Continental Insurance”), the latter of which issued the surety bonds with respect to the permits associated with the mines on the Premier-Cambrian Property (the “Reckoning Permits”), pursuant to which Range Bluegrass pledged the real and personal property associated with the Premier-Cambrian Property as collateral in support of the approximately $54 million in bonds issued by Continental Insurance for the Reckoning Permits.

Continental Land is 80%-owned by Tower IV, LLC, an investment entity owned by the daughters of Joseph E. LoConti, the Company’s largest shareholder (“LoConti”). LoConti is a manager of Continental Land. Devica Capital, LLC (“Devica”) owns the remaining 20% of Continental Land. Michael Cavanaugh, the Company’s Chief Executive Officer and member of the Company’s board of directors, own 100% of Devica. LoConti also owns approximately 9% of the outstanding stock of Continental Insurance which holds the reclamation bonds, the liability for which is being assumed by Range Bluegrass in connection with the transactions reflected by the Bluegrass PSA. The Bluegrass PSA contains terms, conditions, covenants, indemnification provisions, and representations and warranties from each of the respective parties that are customary and typical for a transaction of this nature.

The foregoing description of the Bluegrass PSA does not purport to be complete and is qualified in its entirety by reference to the full text of the Bluegrass PSA and its exhibits and schedules attached hereto as Exhibit 10.2.

Kentucky Property Real Estate Option

On December 31, 2025, Range Bluegrass and MRR CNG, LLC, a Connecticut limited liability company engaged in the business of waste sorting and recycling for residential and commercial customers throughout the eastern United States (“MRR”), entered into an Option Agreement (“MRR Option Agreement”) pursuant to which Range Bluegrass, subject to the satisfaction of certain conditions set forth in the Option Agreement and in consideration of the payment of $500,000 (the “Option Fee”), granted MRR an option to purchase approximately 1,500 acres of the land purchased by Range Bluegrass (the “MRR Option”) pursuant to the Bluegrass PSA described above in this Item 1.01 (the “Option Property”). Subject to such extensions as permitted by the MRR Option Agreement, the MRR Option commenced on December 31, 2025 and expires on December 31, 2031 (the “Option Term”).

Pursuant to the MRR Option Agreement, in the event of MRR’s exercise of the MMR Option, Range Bluegrass and MRR agree to use good faith efforts to negotiate a purchase agreement for the Option Property based on an appraised value or such other method as may be mutually agreed upon by the parties, reduced by the Option Fee (among other credits) and subject to Range Bluegrass’ retention of, among other things, (i) its right to retain the ownership of certain timber and mineral rights and related facilities in, on or under the Option Property and (ii) all environmental and reclamation obligations and associated liabilities, as well as all regulatory fines, penalties and other liabilities arising from Range Bluegrass’ operations on and ownership of the Option Property. The MRR Option Agreement also permits MRR to conduct certain due diligence activities during the Option Term and requires Range Bluegrass to make available to MRR, upon request, information reasonably requested by MRR relating to the Option Property. The MMR Option Agreement contains terms, conditions, covenants, indemnification provisions, and representations and warranties from each of the respective parties that are customary and typical for a transaction of this nature.

The foregoing description of the MRR Option Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the MRR Option Agreement and its exhibits and schedules attached hereto as Exhibit 10.3.

Landfill Development Consulting Agreements

●	MRR Consulting Agreement. On December 31, 2025, and in conjunction with the execution of the above-referenced MRR Option Agreement, the Company and MRR entered into a consulting agreement (the “MRR Consulting Agreement”) pursuant to which the Company agreed to provide MMR with certain services, among them, reclamation, remediation, road and culvert reclamation plans, assessment, monitoring, bond release applications and bond instrument review, internal compliance reviews and land use planning services related to MMR’s potential development of a new residential and commercial landfill operation on the Option Property, all as set forth more specifically on Exhibit A to the MRR Consulting Agreement.

The MMR Consulting Agreement provides for an initial engagement fee payment of $500,000 paid on December 31, 2025 and quarterly engagement fee payments of $250,000 payable thereafter until December 31, 2027. The MMR Consulting Agreement terminates on December 31, 2027 provided that either party may terminate the agreement at an earlier date by providing the other party with a 30-day written notice of such intent to terminate. If the MRR Consulting Agreement is terminated prior to December 31, 2027, MMR is only responsible for paying the pro rata amount of the engagement fees and all previous paid engagement fees would be deemed earned and paid.

The MRR Consulting Agreement contains terms, conditions, covenants, indemnification provisions, and representations and warranties from each of the respective parties that are customary and typical for a transaction of this nature.

●	F&G LLC Consulting Agreement. On December 31, 2025, and in conjunction with the execution of the above-referenced MRR Option Agreement and MRR Consulting Agreement, the Company and F&G, LLC, a Connecticut limited liability company and affiliate of MRR, engaged in the business of waste sorting and recycling for residential and commercial customers throughout the eastern United States (“F&G”), entered into a consulting agreement (the “F&G Consulting Agreement”) pursuant to which the Company agreed to provide F&G with certain services, among them, reclamation, remediation, road and culvert reclamation plans, assessment, monitoring, bond release applications and bond instrument review, internal compliance reviews and land use planning services related to the potential development of the new residential and commercial landfill operation on the Option Property, all as set forth more specifically on Exhibit A to the F&G Consulting Agreement. To the Company’s knowledge, MRR and F&G are affiliated entities.

The F&G Consulting Agreement provides for an initial engagement fee payment of $500,000 paid on December 31, 2025 and quarterly engagement fee payments of $250,000 payable thereafter until December 31, 2027. The F&G Consulting Agreement terminates on December 31, 2027 provided that either party may terminate the agreement at an earlier date by providing the other party with a 30-day written notice of such intent to terminate. If the F&G Consulting Agreement is terminated prior to December 31, 2027, F&G is only responsible for paying the pro rata amount of the engagement fees and all previous paid engagement fees would be deemed earned and paid.

The F&G Consulting Agreement contains terms, conditions, covenants, indemnification provisions, and representations and warranties from each of the respective parties that are customary and typical for a transaction of this nature, almost all of which are identical to the terms and provisions in the related MRR Consulting Agreement.

The foregoing descriptions of the MRR Consulting Agreement and F&G Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the MRR Consulting Agreement and F&G Consulting Agreement and their respective exhibits and schedules attached hereto as Exhibit 10.4 and Exhibit 10.5, respectively.

Range Bluegrass Membership Interest Option and Cash Distribution Agreement

On December 31, 2025, Range Bluegrass and Wicks Building LLC, a Connecticut limited liability company and affiliate of F&G and MRR (“Wicks”), entered into a Membership Interest Option and Cash Distribution Agreement (“Option Agreement”) pursuant to which Range Bluegrass granted Wicks, in consideration of Wicks’ payment of Five Hundred Thousand Dollars ($500,000) to Range Bluegrass (i) the right to receive the same amount of any cash distribution made by Range Bluegrass to Range Land, LLC, its sole member, or to the Company, its ultimate parent, or any other parent, subsidiary or affiliate of Range Bluegrass (the “Cash Distribution Right”) pursuant to the Operating Agreement of Range Bluegrass, dated as of December 15, 2025 (the “Operating Agreement”) and (ii) an option, exercisable in Wicks’ sole discretion, to convert the Cash Distribution Right into Fifty Percent (50%) of the membership interests of Range Bluegrass (the “Equity Option”). Upon exercise of the Equity Option or at such other time as Range Bluegrass and Wicks may mutually agree, they shall mutually agree on the documents reasonably necessary to reflect Wicks’ ownership of Range Bluegrass’ membership interests, which shall include, without limitation, an amended and restated Operating Agreement reflecting Wicks’ ownership of 50% of the membership interests in Range Bluegrass and such other provisions customary for a multi-member limited liability company organized in the State of Ohio, including, without limitation, provisions related to governance, management, special approvals for material events, distributions, and transfer restrictions, and furthermore, any additional provisions required to clarify that Wicks will not be liable in any way for any costs, expenses or obligations associated with the Reckoning mine permits or the associated reclamation bonds.

Pursuant to the Option Agreement, the Cash Distribution Right will remain in effect for the period beginning on December 31, 2025 and continue until the earlier of (a) Wicks’ exercise of the Equity Option or (b) December 31, 2040 (the “Option Period”). During the Option Period, Range Bluegrass is obligated to prepare and deliver to Wicks, on a quarterly basis, information related to the financial, operational and bond reduction activities of Range Bluegrass, including Range Bluegrass’ historical and forecasted financial statements, current and forecasted cash position, and status of cash flow activities, reclamation activities and future land developments.

The Option Agreement contains terms, conditions, covenants, indemnification provisions, and representations and warranties from each of the respective parties that are customary and typical for a transaction of this nature.

The foregoing description of the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Option Agreement and its exhibits attached hereto as Exhibit 10.6.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.01 in its entirety.

On December 31, 2025, pursuant to the Collins Sale Agreement, Range Reclaim LLC, a wholly-owned subsidiary of the Company, disposed of all of the shares of common stock of Collins Building to Collins Reclamation. Roger Collins, a former adviser to the Company relating to the AML Business, is the beneficial owner of Collins Reclamation.

On December 31, 2025, pursuant to the Bluegrass PSA, Range Bluegrass LLC, a wholly owned subsidiary of the Company, acquired the real and personal property commonly associated with the Premier Elkorn and Cambrian Coal mining operations in Eastern Kentucky. There are currently no mining or other revenue-generating activities at the Premier-Cambrian Property.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 31, 2025, in connection with the acquisition of the Premier-Cambrian Property, Range Bluegrass, a wholly-owned subsidiary of the registrant, entered into a Joinder to General Indemnity Agreement by and among Range Bluegrass, Reckoning Reclamation, and Continental Heritage Insurance Company (the “Joinder Agreement”), pursuant to which Range Bluegrass is contingently liable to fully indemnify and reimburse Continental Insurance for any losses, costs, expenses or fees in connection with the approximately $54 million of reclamation bonds issued by Continental Insurance with respect to the permits associated with the mines on the Premier-Cambrian Property (the “Reckoning Permits”) and pursuant to which Range Bluegrass pledged the real and personal property associated with the Premier-Cambrian Property as collateral in support of such bonds. Joseph E. LoConti, the Company’s largest shareholder, owns approximately 9% of the outstanding stock of Continental Insurance.

The Joinder Agreement contains terms, conditions, covenants, indemnification provisions, and representations and warranties from each of the respective parties that are customary and typical for a transaction of this nature.

The foregoing description of the Joinder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Joinder Agreement and its exhibit attached hereto as Exhibit 10.7.

Item 8.01 Other Events.

Press Release

On January 7, 2026, the Company issued a press release related to the transactions referenced in this Current Report.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 8.01 (including Exhibit 99.1) is furnished pursuant to Item 8.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Portions of this Current Report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different due to a number of factors. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about significant risks that may impact the Company is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov. The Company is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

The information set forth under this Item 9.01 is being furnished under Items 9.01 and 2.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

(d) Exhibits. The following is a list of the Exhibits filed with this report:

Exhibit No.	Description

10.1	Stock Purchase Agreement by and among Range Reclaim, LLC, Range Environmental Resources, Inc. and Collins Reclamation, LLC, dated as of December 31, 2025.

10.2	Purchase and Sale Agreement by and between Continental Land Co., LLC and Range Bluegrass Land, LLC, dated as of December 31, 2025.

10.3	Option Agreement by and between Range Bluegrass Land, LLC and MRR CNG, LLC, dated as of December 31, 2025.

10.4	Consulting Agreement by and between Range Impact, Inc. and MRR CNG, LLC, dated as of December 31, 2025.

10.5	Consulting Agreement by and between Range Impact, Inc. and F & G LLC, dated as of December 31, 2025.

10.6	Membership Interest Option and Cash Distribution Right Agreement by and between Range Bluegrass Land, LLC and Wicks Building LLC, dated as of December 31, 2025.

10.7	Joinder to General Indemnity Agreement by and among Range Bluegrass Land, LLC, Reckoning Reclamation, LLC, and Continental Heritage Insurance Company, dated as of December 31, 2025.

99.1	Press Release dated January 7, 2026.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE IMPACT, INC.

Dated: January 7, 2026	By:	/s/ Michael Cavanaugh
	Name:	Michael Cavanaugh
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement by and among Range Reclaim, LLC, Range Environmental Resources, Inc. and Collins Reclamation, LLC, dated as of December 31, 2025.

10.2	Purchase and Sale Agreement by and between Continental Land Co., LLC and Range Bluegrass Land, LLC, dated as of December 31, 2025.

10.3	Option Agreement by and between Range Bluegrass Land, LLC and MRR CNG, LLC, dated as of December 31, 2025.

10.4	Consulting Agreement by and between Range Impact, Inc. and MRR CNG, LLC, dated as of December 31, 2025.

10.5	Consulting Agreement by and between Range Impact, Inc. and F & G LLC, dated as of December 31, 2025.

10.6	Membership Interest Option and Cash Distribution Right Agreement by and between Range Bluegrass Land, LLC and Wicks Building LLC, dated as of December 31, 2025.

10.7	Joinder to General Indemnity Agreement by and among Range Bluegrass Land, LLC, Reckoning Reclamation, LLC, and Continental Heritage Insurance Company, dated as of December 31, 2025.

99.1	Press Release dated January 7, 2026.

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